Exhibit 99.1

For Immediate Release

CORIUM ANNOUNCES APPOINTMENT OF IVAN GERGEL, M.D. TO BOARD OF DIRECTORS

MENLO PARK, Calif., December 8, 2014 — Corium International, Inc. (NASDAQ: CORI), a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty transdermal products, today announced the appointment of Ivan Gergel, M.D. to the Company’s Board of Directors.

“We are pleased to welcome Ivan Gergel to the Corium Board.  Dr. Gergel’s appointment comes at a most opportune time given the progress we have made in our proprietary pipeline programs.  His extensive background and expertise in drug development from early research through regulatory approval, especially in the CNS field, will be a terrific addition to our Board’s capabilities,” said Peter Staple, Corium’s President and Chief Executive Officer.

Dr. Gergel currently serves as Senior Vice President, Drug Development & Chief Medical Officer of Nektar Therapeutics, and brings more than 25 years of pharmaceutical leadership and drug development experience to Corium’s Board.  From 2008 to 2014, Dr. Gergel served as Executive Vice President, Research & Development and Chief Scientific Officer of Endo Pharmaceuticals, where he oversaw clinical, research, regulatory, project management and medical affairs.  While with Endo, Dr. Gergel was responsible for a number of late-stage development programs and product approvals, including BEMA® Buprenorphine, Abuse-Deterrent Opana® ER for chronic pain, and Fortesta® and Aveed™ for hypogonadism.  Prior to joining Endo, Dr. Gergel served as Senior Vice President of Research and Development for Forest Laboratories, Inc.  At Forest, he led successful development programs resulting in the approval of numerous new drug products to treat a range of CNS disorders and other medical conditions, including Celexa® for depression, Aerospan™ for asthma, Lexapro® for depression and generalized anxiety disorder and Namenda® for Alzheimer’s disease.  He also oversaw the R&D team responsible for the successful in-licensing or acquisition of several new therapeutic agents.  Prior to Forest, Dr. Gergel was a senior leader at SmithKline Beecham, where he led the U.S. clinical team responsible for the development and commercial support of Paxil®, which is approved to treat depression, panic disorder, generalized anxiety disorder and other conditions.

Dr. Gergel received his M.D. from The Royal Free Medical School of The University of London and an MBA from the Wharton School of The University of Pennsylvania.

Corium also announced that Daniel G. Welch retired from the Board, effective December 4, 2014.

“We greatly appreciate Dan Welch’s long-tenured commitment and exceptional leadership as a Corium Board member over key stages of our growth,” said David L. Greenwood, Executive Chairman.  “Dan’s experience and counsel have been invaluable in our transition to a public company that is advancing innovative technologies and an exciting therapeutic product pipeline.”

About Corium

Corium International, Inc. is a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage the company’s advanced transdermal and transmucosal delivery systems. Corium has developed, and is the sole commercial manufacturer of, six prescription drug and consumer products with partners Teva Pharmaceuticals, Par Pharmaceutical and Procter & Gamble. The company has two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins. The company’s late-stage pipeline includes a contraceptive patch currently in Phase 3 trials co-developed with Agile Therapeutics and additional transdermal products co-developed with Teva. Corium has multiple proprietary programs in preclinical and clinical development for the treatment of osteoporosis, benign prostatic hyperplasia and neurological disorders. For further information, please visit www.coriumgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy, clinical trial plans and the advancement of our technologies and our proprietary and partnered products and product candidates. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause Corium’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Corium’s business and its financial results are detailed in our filings with the Securities and Exchange Commission, including Corium’s most recent Form 10-Q filed with the Securities and Exchange Commission on August 12, 2014, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Corium undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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Investor and Media Contact:

Karen L. Bergman

BCC Partners

kbergman@bccpartners.com

650-575-1509